                                                                   EXHIBIT 10.13

                            GREENWAY CONSULTING, LLC
                                  CONFIDENTIAL

                                  PREPARED FOR:

                     OREGON TRAIL ETHANOL COALITION, L.L.C.

                               DAVENPORT, NEBRASKA

                                DECEMBER 30, 2002

                            GREENWAY CONSULTING, LLC
                                  CONFIDENTIAL

                    DEVELOPMENT SERVICES/CONSULTING AGREEMENT

         This Development Services/Consulting Agreement (this "Agreement") is entered into the 30/th/ day of December, 2002, by and between Oregon Trail Ethanol Coalition, L.L.C., a Nebraska limited liability company of Davenport, Nebraska (hereinafter "Oregon Trail Ethanol Coalition"), and GreenWay Consulting, LLC, a Minnesota limited liability company of Morris, Minnesota (hereinafter "GreenWay").

                                    RECITALS

         WHEREAS, GreenWay maintains expertise in the development, construction and management of ethanol production facilities;

         WHEREAS, Oregon Trail Ethanol Coalition requires Project Services (the "Services") in connection with the execution and delivery of project financing, facility design and construction, and initial plant operation for an ethanol production facility to be constructed during the term of this Agreement; and

         WHEREAS, Oregon Trail Ethanol Coalition desires to engage GreenWay to render these specific Services.

         NOW THEREFORE, in consideration of the mutual covenants and stipulations hereinafter set forth, the parties agree as follows:

SECTION 1 - SCOPE OF SERVICES. The scope of Services to be provided by GreenWay are set forth below and are divided into three phases: Phase I (Project Development), Phase II (Construction) and Phase III (Initial Plant Operations).

       1.       PHASE I - PROJECT DEVELOPMENT

       a.       PROJECT COORDINATION AND DEVELOPMENT:

                (i) Assist and advise Oregon Trail Ethanol Coalition in engaging other firms to provide risk management and marketing expertise;
                (ii)     Assist and advise Oregon Trail Ethanol Coalition in
                         the site evaluation and preparation process;
                (iii)    Assist and advise Oregon Trail Ethanol Coalition in
                         the negotiations of various contracts including insurance, utilities (gas, electrical, water, waste water), rail, raw material supply, and product off-take; and
                (iv) Assist and advise Oregon Trail Ethanol Coalition in obtaining various permits.

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                            GREENWAY CONSULTING, LLC
                                  CONFIDENTIAL

       b.       DESIGN AND CONSTRUCTION:

                (i) Assist and advise Oregon Trail Ethanol Coalition in negotiating a contract regarding price, schedule, and performance with its design and engineering firm;
                (ii) Assist and advise Oregon Trail Ethanol Coalition in reviewing and approving preliminary and final process and detailed design;
                (iii) Assist and advise Oregon Trail Ethanol Coalition in negotiating a contract regarding price, schedule, and performance with its construction company.

       2.       PHASE II - CONSTRUCTION

       a. Assist and advise Oregon Trail Ethanol Coalition in recruiting and hiring Oregon Trail Ethanol Coalition's owners' representative/construction supervisor;
       b. Attend monthly site progress meetings between Oregon Trail Ethanol Coalition, the design engineer and contractor;
       c. Assist and advise Oregon Trail Ethanol Coalition in recruiting and hiring all plant employees;
       d.       Assist and advise in providing initial employee training;
                and
       e. Assist and advise in providing plant start-up assistance and coordinating the activities of the design engineer and contractor through and including the monitoring of the performance tests to assist in determining the performance criteria have been met.

       3.       PHASE III - INITIAL PLANT OPERATIONS

       a. Assist and advise in providing on-site support staff for a period of up to three (3) months after successful start-up and commissioning;
       b. Assist and advise in providing technical support on an as-needed basis for a period of an additional six (6) months;
       c. Assist and advise in providing ongoing employee training during the term of this Agreement;
       d. Continuously advise Oregon Trail Ethanol Coalition on ways to increase plant production during the term of this Agreement; and
       e. Continuously advise Oregon Trail Ethanol Coalition on ways to improve plant efficiency during the term of this Agreement.

         Subject to the limitations set forth below, it is understood that GreenWay will not limit its assistance to the Services specifically enumerated above, but will extend its services and assistance as reasonably required to provide for the successful implementation of the project plan. It is also understood that all Services provided by GreenWay will be provided on a best efforts basis with no warranties of performance. Notwithstanding the foregoing, GreenWay represents and warrants that its Services will be performed by qualified and trained personnel and in a professional and good and workmanlike manner.

         Oregon Trail Ethanol Coalition and GreenWay acknowledge and agree that GreenWay is not to provide, and is not responsible for, any services in connection with the financing of Oregon Trail Ethanol Coalition. Accordingly, notwithstanding anything to the contrary set forth

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                            GREENWAY CONSULTING, LLC
                                  CONFIDENTIAL

in this Agreement, GreenWay hereby agrees that in no event shall it or any third party (whether a representative, consultant, advisor or otherwise) acting on its behalf engage in any conduct which constitutes the effecting of a transaction in the securities of Oregon Trail Ethanol Coalition, including, but not limited to, any of the following conduct:

         (a) Discussing with any potential investor in Oregon Trail Ethanol Coalition the advantages or disadvantages of investments in general or of an investment in Oregon Trail Ethanol Coalition;

         (b) Providing any advice or analyses or making any recommendations to potential investors in Oregon Trail Ethanol Coalition with respect to an investment in Oregon Trail Ethanol Coalition;

         (c) Taking part in any negotiations between Oregon Trail Ethanol Coalition and a potential investor in Oregon Trail Ethanol Coalition or such potential investor's representative;

         (d) Assisting any potential investor in Oregon Trail Ethanol Coalition in making a decision whether to purchase the securities of Oregon Trail Ethanol Coalition;

         (e) Delivering any offering document of Oregon Trail Ethanol Coalition to a potential investor;

         (f) Receiving or handling any potential investor's subscription agreement or any funds used by a potential investor in Oregon Trail Ethanol Coalition in purchasing the securities of Oregon Trail Ethanol Coalition;

         (g) Maintaining any discretion with respect to Oregon Trail Ethanol Coalition's acceptance or rejection of a potential investor's subscription to purchase the securities of Oregon Trail Ethanol Coalition;

         (h) Participating in any advertisement, endorsement or general solicitation regarding an investment in the securities of Oregon Trail Ethanol Coalition;

         (i) Preparing materials relating to the sale or purchase of securities of Oregon Trail Ethanol Coalition or in the distribution of these materials to any potential investor in Oregon Trail Ethanol Coalition;

         (j) Performing any independent analysis of the sale of securities by Oregon Trail Ethanol Coalition or engaging in any due diligence activities;

         (k) Engaging in any other communication with a potential investor in Oregon Trail Ethanol Coalition regarding a possible investment in Oregon Trail Ethanol Coalition.

SECTION 2 - COMPENSATION. Compensation for the Services provided under this Agreement shall be based on the following schedule:

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

                            GREENWAY CONSULTING, LLC
                                  CONFIDENTIAL

         1. EXPENSE RETAINER. Oregon Trail Ethanol Coalition shall advance a non-refundable retainer of $100,000 US (the "Retainer") to the attention of the undersigned of GreenWay Consulting, LLC. Expenses under Section 3 hereof will be applied against the Retainer. Oregon Trail Ethanol Coalition will be obligated to pay for expenses incurred by GreenWay under Section 3 that exceed the Retainer, however, it is understood that payment in excess of the Retainer is not owed and will not be made until Oregon Trail Ethanol Coalition completes Equity Capital (as defined below) funding. After the Retainer is received, GreenWay shall not receive any additional compensation, other than monthly expenses that exceed the Retainer as provided under Section 3, until Financial Close (as defined below). The unused portion of the Retainer, if any, at Financial Close will be offset against the fees due for Phase I scheduled below.

         Because (i) Oregon Trail Ethanol Coalition is undertaking a project in its development stage and will have limited resources to pay GreenWay for the Services until such time as Oregon Trail Ethanol Coalition obtains financing through third-party sources and (ii) the amount of financing that Oregon Trail Ethanol Coalition obtains through third-party sources will be attributable, in part, to GreenWay's efforts in assisting Oregon Trail Ethanol Coalition to successfully construct and operate the ethanol processing facility, Oregon Trail Ethanol Coalition shall pay GreenWay a fee for the Services in accordance with
Schedule 1 set forth below.

SCHEDULE 1 - COMPENSATION FOR SERVICES

------------------------------------------------------------------------------------------------------
SERVICE          FEE                        SOURCE OF FUNDS           PAYMENT TERMS
------------------------------------------------------------------------------------------------------
PHASE I          1.92% of Total Project     PROJECT FINANCING (AS     DUE IN FULL @ FINANCIAL CLOSE
                 Capitalization             DEFINED BELOW)
------------------------------------------------------------------------------------------------------
PHASE II         1% of Total Project        PROJECT FINANCING         25% DOWN @ FINANCIAL CLOSE -
                 Capitalization                                       50% @ MECHANICAL COMPLETION
                                                                      (AS DEFINED BELOW) - 25% @
                                                                      SUCCESSFUL COMMISSIONING (AS
                                                                      DEFINED BELOW)
------------------------------------------------------------------------------------------------------
PHASE III        0.75% of Total Project     WORKING CAPITAL (AS       PRORATED OVER 9 MONTHS AFTER
                 Capitalization             DEFINED BELOW)            SUCCESSFUL COMMISSIONING
------------------------------------------------------------------------------------------------------

         In no case will GreenWay share or split the fees delineated above with any other party currently assisting Oregon Trail Ethanol Coalition in other endeavors. However, GreenWay may, at its sole discretion, choose to engage other companies (other than as identified in Section 1) to perform the Services and may choose to share a portion of its fees for the Services under this Agreement provided by those other companies.

         The following definitions apply to this section:

         (1) Financial Close: Closing of senior debt financing for the project.
         (2) Mechanical Completion: Completion of construction such that corn can be ground for ethanol production.

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                            GREENWAY CONSULTING, LLC
                                  CONFIDENTIAL

         (3) Successful Commissioning: Production of ethanol meeting design specifications on a daily basis of nameplate production, and all production meets the guarantees provided by engineers and contractors.
         (4) Project Financing: Total debt and equity financing of the project.
         (5) Total Project Capitalization: The total source of funds including, but not limited to, grants, subordinated debt, senior debts, the equity portion of Working Capital, and revolving line of credit all as established as of Financial Close, provided, however, "Total Project Capitalization" does not include any Prior Capital.
         (6)    Working Capital: Operating revenues of the plant.
         (7) Prior Capital: Proceeds raised as a result of any private equity offering before the date of the signing of this Agreement, up to $4,000,000 of Lurgi/PSI subordinated debt and any and all grants awarded to or received by Oregon Trail Ethanol Coalition as of the date of the signing of this agreement.

SECTION 3 - EXPENSES. Oregon Trail Ethanol Coalition will be responsible for all of GreenWay's out-of-pocket expenses, including travel, lodging, meals, communication, cost of CPA prepared and approved GAAP financial information, and reports prepared in fulfilling its duties for the Services outlined in Section
1. If expenses exceeding $5,000 per month are required, GreenWay shall seek pre-approval by Oregon Trail Ethanol Coalition, which shall not be unreasonably withheld. GreenWay shall submit monthly updated expense reports to Oregon Trail Ethanol Coalition for reimbursement.

SECTION 4 - TERM OF AGREEMENT; TERMINATION. The term of this Agreement shall begin on the date of execution set forth above and shall have an expiration date nine (9) months after Successful Commissioning (as defined above) of the plant. Oregon Trail Ethanol Coalition and GreenWay as the non-defaulting party each shall retain the right to terminate this Agreement if either party fails to perform ("defaults") under the terms of this contract and attachments, including but not limited to meeting major milestones in development by their completion dates in Schedule 2 below. All expenses under Section 3 shall be paid through termination of this Agreement. Termination of this Agreement by Oregon Trail Ethanol Coalition prior to Financial Close but after meeting Milestone 1 in
Schedule 2 below, followed by a Financial Close will result in Oregon Trail Ethanol Coalition paying GreenWay a termination fee equal to the Phase I fee shown in Schedule 1 above. To terminate this Agreement, the non-defaulting party must notify the defaulting party in writing describing the cause of default and pay any uncontested amounts that are due through the date of the notice.

SCHEDULE 2 - MILESTONES AND COMPLETION DATES

       MILESTONE                                          COMPLETION DATE         FAILURE
       ---------                                          ---------------         -------
1.     Raising the  Minimum Subscription Amount Under        May 1, 2003          Oregon Trail Ethanol
       Under the Registration Statement                                           Coalition  or GreenWay  may
                                                                                  terminate

2.     Financial Close                                       June 30, 2003        Oregon Trail Ethanol
                                                                                  Coalition  or GreenWay  may
                                                                                  terminate

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

                            GREENWAY CONSULTING, LLC
                                  CONFIDENTIAL

SECTION 5 - INDEPENDENT CONTRACTOR. GreenWay is an independent contractor and nothing in this Agreement shall constitute or designate GreenWay or any of its employees or agents as employees or agents of Oregon Trail Ethanol Coalition.

SECTION 6 - CONFIDENTIALITY. Oregon Trail Ethanol Coalition agrees all services being provided in this Agreement are the work product of GreenWay and proprietary property of GreenWay. GreenWay agrees to license the use of the proprietary property to Oregon Trail Ethanol Coalition exclusively for Oregon Trail Ethanol Coalition's use for its development, construction and operation of its Davenport, Nebraska area ethanol production facility only. Oregon Trail Ethanol Coalition agrees it shall not disclose any proprietary property (information or work product) to third parties, including the media, without the third party executing a nondisclosure agreement attached as Exhibit A and first obtaining written permission from GreenWay except that GreenWay's prior written permission shall not be required is such disclosure is required by applicable law, including, without limitation, state and federal securities laws and regulations. GreenWay agrees that financial and other information about the ethanol production project will be developed by Oregon Trail Ethanol Coalition and disclosed to GreenWay. GreenWay agrees that proprietary information of Oregon Trail Ethanol Coalition will only be used for purposes of Oregon Trail Ethanol Coalition's project and will not be disclosed to others without first obtaining written permission from Oregon Trail Ethanol Coalition. In the event Oregon Trail Ethanol Coalition or GreenWay violates the terms and spirit of this license and disclosure provision, Oregon Trail Ethanol Coalition and GreenWay agree they will be subject to an injunction and such other relief as allowed by law, including any damages caused to the other party and reimbursement to the other party for any attorney fees and costs incurred by the other party in enforcing this provision.

SECTION 7 - ENTIRE AGREEMENT/AMENDMENTS. This Agreement constitutes the entire Agreement between the parties hereto and sets forth the rights, duties, and obligations of each to the other as of this date. Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement are of no force and effect. This Agreement may not be modified except in writing executed by both GreenWay and Oregon Trail Ethanol Coalition.

SECTION 8 - LEGAL ADVICE. Each Party agrees that it has relied on its own legal counsel or has had legal counsel available to them. The Parties agree they have not relied on any legal representations from the other party.

SECTION 9 - BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the parties hereunder, and their respective representatives, distributees, successors and assigns. Except for assignment by GreenWay to Diversified Energy Co., LLC or Agri-Source Consulting, LLC, any assignment, delegation or attempted assignment or delegation of the rights or responsibilities established under this Agreement shall be null and void without the prior written duly executed consent by the party charged.

SECTION 10. NOTICES. Any written notice or communications required or permitted by this Agreement, or by law, to be served on, given to, or delivered to either party hereto by the other party, shall be in writing, and shall be deemed duly served, given, or delivered when personally delivered to the party to whom it is addressed, or in lieu of such personal services, when deposited in the United States' mail, first-class postage prepaid, addressed to Oregon Trail Ethanol Coalition at:

                            GREENWAY CONSULTING, LLC
                                  CONFIDENTIAL

         Oregon Trail Ethanol Coalition, L.L.C.
         102 West 6th Street
         Box 267
         Davenport, Nebraska 68335
         Attention:   Mark L. Jagels

 with a copy to:

         Baird Holm Law Firm, LLP
         1500 Woodmen Tower
         Omaha, Nebraska 68102
         Attention: Victoria H. Finley

or to GreenWay at:

         GreenWay Consulting, LLC
         74 South County Road 22
         Morris, Minnesota 56267
         Attention:  Gerald Bachmeier

SECTION 11 - CONTROLLING LAW. This Agreement and the rights of the Parties hereunder, will be governed by, interpreted and enforced in accordance with the laws of the State of Minnesota.

SECTION 12 - DISPUTE/ARBITRATION. If any dispute arises out of or in connection with this Agreement, the obligations arising under it or the interpretation of its terms, the matter shall be referred to arbitration pursuant to the Commercial Rules of the American Arbitration Association and according to the following terms:

         (a) Either Oregon Trail Ethanol Coalition or GreenWay may initiate arbitration by giving written notice requesting arbitration to the other.

         (b) The parties shall select a single arbitrator by mutual agreement, but if they fail to select an arbitrator within ten
                (10) calendar days of the receipt of notice of arbitration, then each party shall within seven (7) business days thereafter, appoint their respective arbitrator and the two (2) arbitrators thus chosen shall together, within seven (7) business days of their appointment, select a third arbitrator and that three member panel shall arbitrate the dispute. In the event that the two arbitrators shall fail within seven (7) business days of their appointment to select a third arbitrator, then upon written request of either party, the third arbitrator shall be appointed by the American Arbitration Association. If a party shall fail to appoint an arbitrator as required the arbitrator appointed by the other party shall be the sole arbitrator. The arbitration shall be conducted in Omaha, Nebraska.

         (c) Within fifteen (15) business days of the appointment of the arbitrator or panel, as the case may be, each party shall state in writing its position concerning the dispute, supported by the reasons therefore, and deliver its position to the arbitrator(s) and the other party. If either party fails to submit its position in a

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                            GREENWAY CONSULTING, LLC
                                  CONFIDENTIAL

                timely manner, the position submitted by the other party shall be deemed correct, and the arbitration shall be deemed concluded. The parties shall then have ten (10) calendar days to respond to the position of the other party and deliver that response to the arbitrator(s). The arbitrator(s) shall, within thirty (30) calendar days thereafter, meet to consider the documents presented in order to make a determination by majority on the issues in dispute. Within fifteen (15) business days of the end of their meeting the arbitrator(s) shall present their award. The arbitrator(s) may award a party the right to terminate this Agreement if termination is a remedy specified herein for the claim which is the subject of the arbitration.

         (d) Each party in such arbitration shall bear one-half each of the expenses of the arbitrator(s), including their fees and costs, but each party shall bear their own expenses, including attorney's fees.

SECTION 13 - LIMITATION OF LIABILITY; INDEMNIFICATION. As more fully described in Exhibit B hereto, Oregon Trail Ethanol Coalition will indemnify and hold GreenWay harmless from and against all claims, liabilities, losses, damages and expenses incurred, including fees and disbursements of counsel, related to or arising out of this Agreement. Exhibit B is hereby incorporated into this Agreement by reference and made a part hereof.

                            GREENWAY CONSULTING, LLC
                                  CONFIDENTIAL

         IN WITNESS HEREOF, the parties have executed this Agreement on the date first above written. By the signature of its representative(s) below, each party affirms that it has taken all necessary action to authorize said representative(s) to execute this Agreement.


EACH PARTY AGREES IT HAS READ AND UNDERSTANDS ALL THE TERMS OF THIS AGREEMENT.


OREGON TRAIL ETHANOL COALITION, L.L.C.


By: /s/ Mark L. Jagels
   ---------------------------------------

Its:   Chairman
      ------------------------------------


GREENWAY CONSULTING, LLC


By: /s/ Gerald Bachmeier
   ---------------------------------------


Its:     Chief Manager
      ------------------------------------

                            GREENWAY CONSULTING, LLC
                                  CONFIDENTIAL

                                    EXHIBIT A
                            NON-DISCLOSURE AGREEMENT
                           PROPRIETARY INFORMATION OF
           GREENWAY CONSULTING, LLC AND OREGON TRAIL ETHANOL COALITION

         THIS NON-DISCLOSURE AGREEMENT ("Agreement") is made as of __________, 2002 between Oregon Trail Ethanol Coalition, L.L.C., a Nebraska limited liability company ("Disclosing Party"), and _______________________, a _________________________ ("Receiving Party").

PREAMBLE

                  The Disclosing Party and the Receiving Party are currently involved in discussions concerning the development of an ethanol processing facility by Oregon Trail Ethanol Coalition (the "Transaction"). As a result of such discussions, the Receiving Party may have access to certain confidential information of the Disclosing Party and GreenWay Consulting, LLC ("GreenWay"). The Disclosing Party has entered into a nondisclosure agreement with GreenWay prohibiting disclosure of GreenWay confidential information, subject to the Receiving Party executing this Non-Disclosure Agreement. The Parties desire to enter into this Agreement in order to allow disclosure to the Receiving Party and prohibit disclosure of such information to any other party. Therefore, in consideration of the Receiving Party being given access to certain confidential information of the Disclosing Party and in exchange for the mutual covenant and promises contained herein, with the intent to be legally bound, the Parties agree as follows:

AGREEMENT

1.       Confidential Information.

         (a) As used in this Agreement, the "Confidential Information" of the Disclosing Party shall mean all information concerning or related to the business, operations, financial condition or prospects of the Disclosing Party or any of their respective Affiliates, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include (1) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, insurers, reinsurers, brokers, independent contractors, sales representatives and licensees of the Disclosing Party and their respective Affiliates, in each case whether present or prospective, (2) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of the Disclosing Party and their respective Affiliates, (3) all financial statements, audit reports, budgets and business plans or forecasts of the Disclosing Party and their respective Affiliates and (4) all information concerning or related to the Transaction; provided, that the Confidential Information of the Disclosing Party shall not include (x) information which is or becomes generally known to the public through no act or omission of the Receiving Party and (y) information which has been or hereafter is lawfully obtained by the Receiving Party from a source other than the Disclosing Party (or any of their respective Affiliates or their

                            GREENWAY CONSULTING, LLC
                                  CONFIDENTIAL

         respective officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the Disclosing Party or any of their Affiliates at the time such Confidential Information was or is disclosed to the Receiving Party. As used in this Paragraph, an "Affiliate" of a Disclosing Party shall mean an entity which controls, is controlled by or is under common control of a Disclosing Party, and the term "control" shall mean, with respect to any entity, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities, by contract or otherwise.

2. Nondisclosure of Confidential Information. Except as otherwise permitted by Section 3, the Receiving Party agrees that it will not, without the prior written consent of the Disclosing Party, disclose or use for its own benefit, or that of any third party, any Confidential Information.

3. Permitted Disclosures. Notwithstanding Section 2, Receiving Party shall be permitted to:

         (a) disclose Confidential Information to its officers, employees and counsel, but only to the extent reasonably necessary in order for such party to prepare, conduct and execute and deliver definitive documents for the Transaction; provided that Receiving Party shall take all such action as shall be necessary or desirable in order to ensure that each of such persons maintains the confidentiality of any Confidential Information that is so disclosed; and

         (b) disclose Confidential Information to the extent, but only to the extent, required by law; provided, that prior to making any disclosure pursuant to this subsection, the Receiving Party shall notify the Disclosing Party of the same, and the Disclosing Party shall have the right to participate with the Receiving Party in determining the amount and type of Confidential Information of the Disclosing Party, if any, which must be disclosed in order to comply with applicable law, including, without limitation, state and federal securities laws and regulations.

4. Return of Confidential Information. If activity in respect of the Transaction shall cease without the Transaction being consummated, then, promptly after the written request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all Confidential Information which is in tangible form and which is then in its possession (or in the possession of any of its officers, directors or employees).

5.       Term. This Agreement shall continue indefinitely.

6. Equitable Relief. The Receiving Party acknowledges and agrees that the Disclosing Party and GreenWay would be irreparably damaged in the event that any of the provisions of this Agreement are not performed by the Receiving Party in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that the Disclosing Party or GreenWay shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Receiving Party and shall have the right to specifically enforce this Agreement and the terms and provisions hereof against the Receiving Party in addition to

                            GREENWAY CONSULTING, LLC
                                  CONFIDENTIAL

         any other remedy to which the Disclosing Party or GreenWay may be entitled in law or equity.

7. Governing Law. This Agreement shall be a contract under the State of Minnesota and for all purposes shall be governed by and construed and enforced in accordance with the laws of Minnesota, excluding any choice of law provisions.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns.

9. No Assignment or Delegation. Any assignment, delegation or attempted assignment or delegation of the rights or responsibilities established under this Agreement shall be null and void without the prior written duly executed consent by the party charged.

10. Severability of Provisions. If any provision of this Agreement shall be held invalid in a court of law, the remaining provisions shall be construed as if the invalid provision were not included in this Agreement.

11. Amendment of Agreement. This Agreement may only be amended or modified through a written duly executed instrument by the Parties hereto. Any attempted oral amendment or modification is ineffective and therefore null and void.

12. No Implied Waiver of Provisions. Either Parties' failure to insist in any one or more instances upon strict performance by the other party of any of the terms of this Agreement shall not be construed as a waiver of any continuing or subsequent failure to perform or a delay in performance of any term hereof.

13. Notices. Any notice required by this Agreement or given in connection with this Agreement, shall be in writing, hand delivered or sent via registered or certified mail, and shall be given to the appropriate party:

         If to Disclosing Party:      Oregon Trail Ethanol Coalition, L.L.C.
                                      102 West 6th Street
                                      Box 267
                                      Davenport, Nebraska 68335
                                      Attn: Mark L. Jagels, President

                  With a copy to:     Baird Holm Law Firm, LLC
                                      1500 Woodmen Tower
                                      Omaha, Nebraska 68102
                                      Attn: Victoria H. Finley

                                      GreenWay Consulting, LLC
                                      74 South County Road 22
                                      Morris, Minnesota 56267

         If to Receiving Party:
                                      ------------------------------------

                                      ------------------------------------

                                      ------------------------------------

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

                            GREENWAY CONSULTING, LLC
                                  CONFIDENTIAL

14. Entire Agreement. This Agreement constitutes and contains the complete and final integrated agreement between the Parties regarding the subject matter herein. All prior negotiations, discussions and representations are merged into this Agreement. Each Party acknowledges that, except as expressly set forth herein, no representations of any kind or character have been made to it by any other party, or by any party's agents, representatives or attorneys, to induce the execution of this Agreement.

15. Headings. Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

16. Authority to Enter Agreement. The individuals signing this Agreement represent and guarantee each of them has the authority to bind their respective corporate entity or other principal.

17. Copies of Agreement. A facsimile copy of this executed Agreement shall be deemed valid as if it were the original.


Executed as of the date first set forth above.


RECEIVING PARTY                          DISCLOSING PARTY

------------------------------------     Oregon Trail Ethanol Coalition, L.L.C.

By:                                      By:
    --------------------------------         --------------------------------
Its:                                     Its:
     -------------------------------          -------------------------------


cc:      GreenWay Consulting, LLC

                            GREENWAY CONSULTING, LLC
                                  CONFIDENTIAL

                                    EXHIBIT B

In consideration of the agreement of GreenWay Consulting to act on behalf of Oregon Trail Ethanol Coalition pursuant to the attached Agreement, Oregon Trail Ethanol Coalition agrees to indemnify and hold harmless GreenWay Consulting, its affiliates (within the meaning of the Securities Act of 1933), and each of their respective partners, directors, officers, agents, consultants, employees and controlling persons (within the meaning of the Securities Act of 1933) (GreenWay Consulting and each such other person or entity are hereinafter referred to as an "Indemnified Person"), from and against any losses, damages, expenses and liabilities (collectively "Liabilities") or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this agreement (collectively "Actions") (Liabilities and Actions are herein collectively referred to as "Losses"), as they may be incurred (including all reasonable legal fees and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any Losses, whether or not in connection with any pending or threatened Action, and notwithstanding the absence of a final determination as set forth below as to Oregon Trail Ethanol Coalition's obligation to reimburse an Indemnified Person for such Losses and the possibility that such payments might later be held to have been improper) to which any of them may become subject and which are related to or arise out of any act, omission, transaction or event contemplated by the attached Agreement. Oregon Trail Ethanol Coalition will not, however, be responsible under the foregoing provisions with respect to any Losses to the extent that it shall have been finally determined by arbitration in accordance with the terms of the attached Agreement that such Losses resulted primarily from actions taken or omitted to be taken by an Indemnified Person due to its gross negligence or willful misconduct. To the extent that any prior payment has been made by Oregon Trail Ethanol Coalition to such Indemnified Person is so determined to have been improper by reason of such Indemnified Person's gross negligence or willful misconduct, such Indemnified Person shall promptly pay such amount to Oregon Trail Ethanol Coalition, together with interest, at the prime rate announced from time to time by U.S. Bank, N.A.

GreenWay Consulting shall indemnify and hold harmless Oregon Trail Ethanol Coalition from and against any and all Losses based primarily on or arising proximately from any acts of gross negligence, willful misconduct, fraud or misrepresentations by GreenWay Consulting. GreenWay Consulting shall follow the same procedure for indemnification of Oregon Trail Ethanol Coalition as set forth in this Exhibit B as if Oregon Trail Ethanol Coalition was the "Indemnified Person".

If the indemnity referred to in this Exhibit B should be, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each Indemnified Person harmless, Oregon Trail Ethanol Coalition shall pay to or on behalf of each Indemnified Person contributions for Losses so that each Indemnified Person ultimately bears only a portion of such Losses as is appropriate (i) to reflect the relative benefits received by each

                            GREENWAY CONSULTING, LLC
                                  CONFIDENTIAL

such Indemnified Person, respectively, on the one hand and Oregon Trail Ethanol Coalition on the other hand in connection with the transaction or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each such Indemnified Person, respectively, and Oregon Trail Ethanol Coalition as well as any other relevant equitable considerations; provided, however, that in no event shall the aggregate contribution of all Indemnified Persons to all Losses in connection with any transaction exceed the amount of the fee actually received by GreenWay Consulting pursuant to the attached Agreement. The respective relative benefits received by GreenWay Consulting and Oregon Trail Ethanol Coalition in connection with any transaction shall be deemed to be in the same proportion as the aggregate fee paid to GreenWay Consulting in connection with the transaction bears to the total consideration of the transaction. The relative fault of each Indemnified Person and Oregon Trail Ethanol Coalition shall be determined by reference to, among other things, whether the actions or omissions to act were by such Indemnified Person or Oregon Trail Ethanol Coalition and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission to act.

Oregon Trail Ethanol Coalition also agrees that no Indemnified Person shall have any liability to Oregon Trail Ethanol Coalition or its affiliates, directors, officers, employees, agents or shareholders, directly or indirectly, related to or arising out of the attached Agreement, except Losses incurred by Oregon Trail Ethanol Coalition which it shall have been finally determined by arbitration in accordance with the terms of the attached Agreement to have resulted primarily from actions taken or omitted to be taken by such Indemnified Person due to its gross negligence or willful misconduct. In no event, regardless of the legal theory advanced, shall any Indemnified Person be liable for any consequential, indirect, incidental or special damages of any nature. Oregon Trail Ethanol Coalition agrees that without GreenWay Consulting's prior written consent it shall not settle any pending or threatened claim, action, suit or proceeding related to the attached Agreement unless the settlement also includes an express unconditional release of all Indemnified Persons from all liability and obligations arising therefrom, or Oregon Trail Ethanol Coalition reaffirms its obligations to indemnify for or contribute to Losses incurred by any unreleased Indemnified Person as herein provided.

Promptly after its receipt of notice of the commencement of any action, any Indemnified Person will, if a claim in respect thereof is to be made against Oregon Trail Ethanol Coalition hereunder, notify in writing Oregon Trail Ethanol Coalition of the commencement thereof; but omission so to notify Oregon Trail Ethanol Coalition will not relieve Oregon Trail Ethanol Coalition from any liability hereunder which it may have to any Indemnified Person. If Oregon Trail Ethanol Coalition so elects, Oregon Trail Ethanol Coalition may assume the defense of such Action in a timely manner, including the employment of counsel (reasonably satisfactory to GreenWay Consulting) and payment of expenses, provided Oregon Trail Ethanol Coalition acknowledges in writing its unconditional obligation pursuant to this agreement to indemnify GreenWay

                            GREENWAY CONSULTING, LLC
                                  CONFIDENTIAL

Consulting in respect of such Action and provides to GreenWay Consulting evidence reasonably satisfactory to GreenWay Consulting that Oregon Trail Ethanol Coalition will have the financial resources to conduct such defense actively and diligently and permits GreenWay Consulting and counsel retained by GreenWay Consulting at its expense to participate in such defense. Notwithstanding the foregoing, in the event GreenWay Consulting determines in its sole discretion that it is advisable for the Indemnified Persons to be represented by separate counsel, then GreenWay Consulting may employ on behalf of the Indemnified Persons a single separate counsel to represent or defend such Indemnified Persons in such action, claim, proceeding or investigation and Oregon Trail Ethanol Coalition will pay the fees and disbursements of such separate counsel as incurred.

In the event of any fundamental change involving the corporate structure of Oregon Trail Ethanol Coalition, such as by merger, plan of exchange or sale of all or substantially all of its assets, any executory obligations of Oregon Trail Ethanol Coalition in the attached Agreement shall, if not assumed by operation of law, be assumed by contract by the acquiring entity or arrangements made to protect the interests of GreenWay Consulting reasonably satisfactory to GreenWay Consulting.

If multiple claims are brought against GreenWay Consulting in any Action with respect to at least one of which indemnification is permitted under applicable law and provided for under this agreement, Oregon Trail Ethanol Coalition agrees that any judgment, arbitration award or other monetary award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for.

The obligations of Oregon Trail Ethanol Coalition referred to above shall be in addition to any rights that any Indemnified Person may otherwise have.